Exhibit 99.1
Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.323.5752

Contacts:	Media	Investors
	Houston Spencer +1 (914) 323-5723	Matt Latino +1 (914) 323-5821
	Houston.Spencer@xyleminc.com	Matthew.Latino@xyleminc.com

Xylem Reports Solid Earnings Growth on Five Percent Organic Revenue Increase

•	Second quarter 2019 reported net income was $139 million or $0.77 per share; Adjusted net income for the quarter was $143 million or $0.79 per share, up 10% excluding foreign exchange translation

•	Delivered $1.3 billion in revenue for the second quarter, up 5% organically

•	Narrows full-year 2019 organic revenue growth guidance range to 5% to 6% and adjusted earnings per share to $3.12 to $3.22

RYE BROOK, N.Y., August 1, 2019 - Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported second quarter 2019 net income of $139 million, or $0.77 per share. Excluding the impact of restructuring and realignment, the Company delivered adjusted net income of $143 million or $0.79 per share in the quarter. Excluding the impact of foreign exchange translation, adjusted earnings per share was up 10 percent. Second quarter revenue was $1.3 billion, up 5 percent organically with revenue growth across all end markets, led by double-digit growth in the U.S. and continued solid momentum in China and India. Reported operating margin in the quarter was 12.7 percent and adjusted operating margin was 14.3 percent, up 50 basis points compared to the prior year.

Patrick Decker, President and Chief Executive of Xylem, said “We have delivered another quarter of strong revenue growth and margin expansion. That consistent, organic orders and sales momentum - especially in the utilities market - reflects strong customer demand, and an equally strong focus on disciplined execution.”

Decker continued, “We are confident that our Xylem team will continue to deliver mid-single-digit growth and strong margin expansion in the second half of the year, despite seeing some slowing in Europe. As digitization of the water sector drives new demand, we’re seeing accelerating interest in our offerings. We continue to invest in technology and capabilities that deliver step-changes in performance and economics alongside water and energy savings.”

Full-year 2019 Outlook
Xylem is updating its forecasted full-year 2019 revenue outlook to be in the range of $5.29 to $5.38 billion. On an organic basis, Xylem’s revenue growth is narrowed to a range of 5 to 6 percent (2 to 3 percent on a reported basis) from previous guidance of 4 to 6 percent.
Xylem is revising its full-year 2019 adjusted operating margin outlook from 14.5 to 14.9 percent to 14.3 to 14.5 percent. The full-year adjusted earnings per share is now expected to be $3.12 to $3.22 from previous guidance of $3.12 to $3.32, an increase of 8 percent to 12 percent versus prior year. The

Company’s adjusted earnings outlook excludes projected restructuring and realignment costs. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.
Second Quarter Segment Results
Water Infrastructure
Xylem’s Water Infrastructure segment consists of its portfolio of businesses primarily serving wastewater operations for utility and industrial customers through transport, dewatering and treatment applications.

•
Second quarter 2019 revenue was $561 million, up 6 percent organically compared with second quarter 2018. Double-digit growth in the U.S. from strength in the utilities and industrial end-markets led the performance in the quarter, partially offset by a slight decline in Western Europe.

•
Second quarter reported operating income for the segment was $98 million and adjusted operating income, which excludes $9 million of restructuring and realignment costs, was $107 million. The segment’s reported operating margin was 17.5 percent and adjusted operating margin was 19.1 percent, up 130 basis points versus the prior year as productivity, price realization and volume leverage offset inflation, unfavorable mix and growth investments.

Applied Water
Xylem’s Applied Water segment consists of its portfolio of businesses primarily serving the end users of water through industrial water management, commercial building services and residential applications.

•
Second quarter 2019 Applied Water revenue was $394 million, a 4 percent increase organically year-over-year, driven by healthy commercial and industrial end markets in the U.S. and Emerging Markets. Commercial was strong across most geographies from project activity.

•
Second quarter reported operating income for the segment was $62 million and adjusted operating income, which excludes $4 million of restructuring and realignment costs, was $66 million. The segment’s reported operating margin was 15.7 percent and adjusted operating margin was 16.8 percent, a 60 basis point increase over prior year period. Productivity and price realization more than offset inflation and unfavorable mix.

Measurement & Control Solutions
Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses primarily serving the clean water and energy operations for utility and industrial customers through smart metering, network technologies, advanced infrastructure analytics and analytic instrumentation applications.

•
Second quarter 2019 Measurement & Control Solutions revenue was $390 million, up 6 percent organically versus the prior year. Revenue growth was driven by strength in the North American water business.

•
Second quarter reported operating income for the segment was $26 million, and adjusted operating income, which excludes $8 million of restructuring and realignment costs, was $34 million. The segment’s reported operating margin was 6.7 percent. Adjusted operating margin was 8.7 percent, down 40 basis points versus the prior year as higher volume, price realization and productivity were more than offset by unfavorable mix and investments for growth in our new AIA platform and the pursuit of large AMI deployments.

Supplemental information on Xylem’s second quarter 2019 earnings and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.

About Xylem
Xylem (XYL) is a leading global water technology company committed to developing innovative technology solutions to the world’s water challenges. The Company’s products and services move, treat, analyze, monitor and return water to the environment in public utility, industrial, residential and commercial building services settings. Xylem also provides a leading portfolio of smart metering, network technologies and advanced infrastructure analytics solutions for water, electric and gas utilities. The Company’s approximately 17,000 employees bring broad applications expertise with a strong focus on identifying comprehensive, sustainable solutions. Headquartered in Rye Brook, New York, with 2018 revenue of $5.2 billion, Xylem does business in more than 150 countries through a number of market-leading product brands.
The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all - that which occurs in nature. For more information, please visit us at www.xylem.com.
Forward-Looking Statements
This press release contains information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements include any statements that are not historical in nature, including any statements about the capitalization of Xylem Inc. (the “Company”), the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future - including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results - are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.
Factors that could cause results to differ materially from those anticipated include: overall economic and business conditions, political and other risks associated with our international operations, including military actions, economic sanctions or trade barriers including tariffs and embargoes that could affect customer markets and our business, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; weather conditions; ability to retain and attract talent and key members of management; our relationship with and the performance of our channel partners; our ability to successfully identify, complete and integrate acquisitions; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; claims or investigations by governmental or regulatory bodies; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 ("2018 Annual Report") and with subsequent filings we make with the Securities and Exchange Commission ("SEC").

All forward-looking statements made herein are based on information currently available to the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

	Three Months		Six Months
For the period ended June 30,	2019	2018	2019	2018
Revenue	$1,345	$1,317	$2,582	$2,534
Cost of revenue	819	798	1,582	1,555
Gross profit	526	519	1,000	979
Selling, general and administrative expenses	294	293	597	589
Research and development expenses	47	50	98	91
Restructuring and asset impairment charges	14	5	25	15
Operating income	171	171	280	284
Interest expense	18	21	36	42
Other non-operating income, net	3	2	5	5
Gain (loss) from sale of business	—	(2)	1	(2)
Income before taxes	156	150	250	245
Income tax expense	17	35	32	51
Net income	$139	$115	$218	$194
Earnings per share:
Basic	$0.77	$0.64	$1.21	$1.08
Diluted	$0.77	$0.64	$1.20	$1.07
Weighted average number of shares:
Basic	180.0	179.8	179.9	179.8
Diluted	181.2	181.0	181.1	181.2

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	June 30, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$383	$296
Receivables, less allowances for discounts and doubtful accounts of $31 and $35 in 2019 and 2018, respectively	1,096	1,031
Inventories	604	595
Prepaid and other current assets	175	172
Total current assets	2,258	2,094
Property, plant and equipment, net	661	656
Goodwill	2,999	2,976
Other intangible assets, net	1,211	1,232
Other non-current assets	545	264
Total assets	$7,674	$7,222
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$539	$586
Accrued and other current liabilities	596	546
Short-term borrowings and current maturities of long-term debt	402	257
Total current liabilities	1,537	1,389
Long-term debt	2,051	2,051
Accrued postretirement benefits	396	400
Deferred income tax liabilities	305	303
Other non-current accrued liabilities	479	297
Total liabilities	4,768	4,440
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 193.8 shares and 192.9 shares in 2019 and 2018, respectively	2	2
Capital in excess of par value	1,975	1,950
Retained earnings	1,770	1,639
Treasury stock – at cost 13.7 shares and 13.2 shares in 2019 and 2018, respectively	(526)	(487)
Accumulated other comprehensive loss	(327)	(336)
Total stockholders’ equity	2,894	2,768
Non-controlling interest	12	14
Total equity	2,906	2,782
Total liabilities and stockholders’ equity	$7,674	$7,222

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the six months ended June 30,	2019	2018
Operating Activities
Net income	$218	$194
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	58	58
Amortization	69	74
Share-based compensation	16	16
Restructuring and asset impairment charges	25	15
(Gain) loss from sale of businesses	(1)	2
Other, net	4	(7)
Payments for restructuring	(12)	(12)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(68)	(68)
Changes in inventories	(10)	(87)
Changes in accounts payable	(23)	54
Other, net	(70)	(38)
Net Cash – Operating activities	206	201
Investing Activities
Capital expenditures	(129)	(111)
Acquisition of business, net of cash acquired	(18)	(430)
Proceeds from sale of assets and business	(2)	—
Other, net	3	4
Net Cash – Investing activities	(146)	(537)
Financing Activities
Short-term debt issued, net	257	437
Short-term debt repaid	(113)	(54)
Repurchase of common stock	(39)	(58)
Proceeds from exercise of employee stock options	8	4
Dividends paid	(87)	(76)
Other, net	(1)	(1)
Net Cash – Financing activities	25	252
Effect of exchange rate changes on cash	2	(9)
Net change in cash and cash equivalents	87	(93)
Cash and cash equivalents at beginning of year	296	414
Cash and cash equivalents at end of period	$383	$321
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$45	$46
Income taxes (net of refunds received)	$74	$51

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue" and "Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
"Adjusted Operating Income", "Adjusted Segment Operating Income", "Adjusted Net Income" and “Adjusted EPS” defined as operating income, segment operating income, net income and earnings per share, to exclude restructuring and realignment costs, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of "free cash flow" does not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Sensus Acquisition Related Costs" defined as costs incurred by the Company associated with the acquisition of Sensus that are being reported within operating income. These costs include integration costs, acquisition costs, costs related to the recognition of the backlog intangible asset amortization recorded in purchase accounting.
“Special charges" defined as costs incurred by the Company, such as acquisition and integration related costs not included in "Sensus Acquisition Related Costs", non-cash impairment charges and other special non-operating items.
“Tax-related special items" defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, significant reserves for cash repatriation, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2019 v. 2018	% Change 2019 v. 2018	Acquisitions/ Divestitures	FX Impact	Change Adj. 2019 v. 2018	% Change Adj. 2019 v. 2018
	2019	2018

Six Months Ended June 30
Xylem Inc.	2,707	2,698	9	0%	9	89	107	4%	4%
Water Infrastructure	1,118	1,134	(16)	-1%	—	51	35	3%	3%
Applied Water	793	785	8	1%	—	20	28	4%	4%
Measurement & Control Solutions	796	779	17	2%	9	18	44	6%	4%

Quarter Ended June 30
Xylem Inc.	1,392	1,378	14	1%	7	33	54	4%	3%
Water Infrastructure	586	580	6	1%	—	16	22	4%	4%
Applied Water	399	401	(2)	0%	—	8	6	1%	1%
Measurement & Control Solutions	407	397	10	3%	7	9	26	7%	5%

Quarter Ended March 31
Xylem Inc.	1,315	1,320	(5)	0%	2	56	53	4%	4%
Water Infrastructure	532	554	(22)	-4%	—	35	13	2%	2%
Applied Water	394	384	10	3%	—	12	22	6%	6%
Measurement & Control Solutions	389	382	7	2%	2	9	18	5%	4%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2019 v. 2018	% Change 2019 v. 2018	Acquisitions / Divestitures	FX Impact	Change Adj. 2019 v. 2018	% Change Adj. 2019 v. 2018
	2019	2018

Six Months Ended June 30
Xylem Inc.	2,582	2,534	48	2%	14	83	145	6%	5%
Water Infrastructure	1,043	1,026	17	2%	—	46	63	6%	6%
Applied Water	773	754	19	3%	—	20	39	5%	5%
Measurement & Control Solutions	766	754	12	2%	14	17	43	6%	4%

Quarter Ended June 30
Xylem Inc.	1,345	1,317	28	2%	9	32	69	5%	5%
Water Infrastructure	561	546	15	3%	—	16	31	6%	6%
Applied Water	394	388	6	2%	—	8	14	4%	4%
Measurement & Control Solutions	390	383	7	2%	9	8	24	6%	4%

Quarter Ended March 31
Xylem Inc.	1,237	1,217	20	2%	5	51	76	6%	6%
Water Infrastructure	482	480	2	0%	—	30	32	7%	7%
Applied Water	379	366	13	4%	—	12	25	7%	7%
Measurement & Control Solutions	376	371	5	1%	5	9	19	5%	4%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1		Q2		YTD
	2019	2018	2019	2018	2019	2018
Total Revenue
• Total Xylem	1,237	1,217	1,345	1,317	2,582	2,534
• Water Infrastructure	482	480	561	546	1,043	1,026
• Applied Water	379	366	394	388	773	754
• Measurement & Control Solutions	376	371	390	383	766	754
Operating Income
• Total Xylem	109	113	171	171	280	284
• Water Infrastructure	51	49	98	92	149	141
• Applied Water	56	50	62	61	118	111
• Measurement & Control Solutions	16	33	26	31	42	64
• Total Segments	123	132	186	184	309	316
Operating Margin
• Total Xylem	8.8%	9.3%	12.7%	13.0%	10.8%	11.2%
• Water Infrastructure	10.6%	10.2%	17.5%	16.8%	14.3%	13.7%
• Applied Water	14.8%	13.7%	15.7%	15.7%	15.3%	14.7%
• Measurement & Control Solutions	4.3%	8.9%	6.7%	8.1%	5.5%	8.5%
• Total Segments	9.9%	10.8%	13.8%	14.0%	12.0%	12.5%
Special Charges
• Total Xylem	4	6	—	1	4	7
• Water Infrastructure	—	—	—	—	—	—
• Applied Water	—	—	—	—	—	—
• Measurement & Control Solutions	4	2	—	1	4	3
• Total Segments	4	2	—	1	4	3
Restructuring & Realignment Costs
• Total Xylem	20	16	21	10	41	26
• Water Infrastructure	9	5	9	5	18	10
• Applied Water	3	3	4	2	7	5
• Measurement & Control Solutions	8	8	8	3	16	11
• Total Segments	20	16	21	10	41	26
Adjusted Operating Income
• Total Xylem	133	135	192	182	325	317
• Water Infrastructure	60	54	107	97	167	151
• Applied Water	59	53	66	63	125	116
• Measurement & Control Solutions	28	43	34	35	62	78
• Total Segments	147	150	207	195	354	345
Adjusted Operating Margin
• Total Xylem	10.8%	11.1%	14.3%	13.8%	12.6%	12.5%
• Water Infrastructure	12.4%	11.3%	19.1%	17.8%	16.0%	14.7%
• Applied Water	15.6%	14.5%	16.8%	16.2%	16.2%	15.4%
• Measurement & Control Solutions	7.4%	11.6%	8.7%	9.1%	8.1%	10.3%
• Total Segments	11.9%	12.3%	15.4%	14.8%	13.7%	13.6%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q2 2019				Q2 2018
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,345	—		1,345	1,317	—		1,317
Operating Income	171	21	a	192	171	11	a	182
Operating Margin	12.7%			14.3%	13.0%			13.8%
Interest Expense	(18)	—		(18)	(21)	—		(21)
Other Non-Operating Income (Expense)	3	—		3	2	—		2
Gain/(Loss) from sale of business	—	—		—	(2)	2		—
Income before Taxes	156	21		177	150	13		163
Provision for Income Taxes	(17)	(17)	b	(34)	(35)	3	b	(32)
Net Income attributable to Xylem	139	4		143	115	16		131
Diluted Shares	181.2			181.2	181.0			181.0
Diluted EPS	$0.77	$0.02		$0.79	$0.64	$0.09		$0.73

Year-over-year currency translation impact on current year diluted EPS	$—	$(0.01)		$(0.01)
Diluted EPS at Constant Currency	$0.77	$0.03		$0.80

	Q2 YTD 2019				Q2 YTD 2018
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	2,582	—		2,582	2,534	—		2,534
Operating Income	280	45	a	325	284	33	a	317
Operating Margin	10.8%			12.6%	11.2%			12.5%
Interest Expense	(36)	—		(36)	(42)	—		(42)
Other Non-Operating Income (Expense)	5	—		5	5	—		5
Gain/(Loss) from sale of business	1	(1)		—	(2)	2		—
Income before Taxes	250	44		294	245	35		280
Provision for Income Taxes	(32)	(25)	b	(57)	(51)	(5)	b	(56)
Net Income attributable to Xylem	218	19		237	194	30		224
Diluted Shares	181.1			181.1	181.2			181.2
Diluted EPS	$1.20	$0.11		$1.31	$1.07	$0.17		$1.24

Year-over-year currency translation impact on current year diluted EPS	$(0.05)	$(0.01)		$(0.06)
Diluted EPS at Constant Currency	$1.25	$0.12		$1.37

a	Quarter: Restructuring & realignment costs of $21 million and $10 million in 2019 and 2018, respectively; special charges of $1 million of acquisition related costs in 2018.

Year-to-date: Restructuring & realignment costs of $41 million and $26 million in 2019 and 2018, respectively; special charges of $4 million of acquisition related costs in 2019 ($1 million of acquisition related costs and $3 million of intangible asset impairment) and $7 million of acquisition related costs in 2018.

b
Quarter: Net tax impact on restructuring & realignment costs of $4 million and $3 million in 2019 and 2018, respectively and tax-related special items of $13 million of expense in 2019 and and $6 million of benefit in 2018.

Year-to-date: Net tax impact on restructuring & realignment costs of $8 million and $7 million in 2019 and 2018, respectively; net tax impact on special charges of $0 million and $1 million in 2019 and 2018, respectively; and tax-related special items of $17 million of expense and $3 million of benefit in 2019 and 2018, respectively.

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1		Q2		Year-to-Date
	2019	2018	2019	2018	2019	2018
Net Cash - Operating Activities	$83	$63	$123	$138	$206	$201
Capital Expenditures	(69)	(61)	(60)	(50)	(129)	(111)
Free Cash Flow	$14	$2	$63	$88	$77	$90
Cash paid for Sensus acquisition related costs	—	(1)	—	—	—	(1)
Free Cash Flow, excluding Sensus Acquisition Related Costs	$14	$3	$63	$88	$77	$91
Net Income	79	79	139	115	218	194
Gain/(Loss) from sale of businesses	1	—	—	(2)	1	(2)
Special Charges - non-cash impairment	(3)	—	—	—	(3)	—
Net Income, excluding gain on sale of businesses and non-cash impairment charges	$81	$79	$139	$117	$220	$196
Free Cash Flow Conversion	17%	4%	45%	75%	35%	46%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2019
	Q1	Q2	Q3	Q4	Total
Net Income	79	139			218
Income Tax Expense	15	17			32
Interest Expense (Income), net	17	18			35
Depreciation	29	29			58
Amortization	35	34			69
EBITDA	175	237			412
Share-based Compensation	9	7			16
Restructuring & Realignment	20	21			41
Loss/(Gain) from sale of business	(1)	—			(1)
Special Charges	4	—			4
Adjusted EBITDA	207	265			472
Revenue	1,237	1,345			2,582
Adjusted EBITDA Margin	16.7%	19.7%			18.3%

2018
	Q1	Q2	Q3	Q4	Total
Net Income	79	115	130	225	549
Income Tax Expense	16	35	31	(46)	36
Interest Expense (Income), net	20	20	20	18	78
Depreciation	29	29	29	30	117
Amortization	38	36	34	36	144
EBITDA	182	235	244	263	924
Share-based Compensation	9	7	7	7	30
Restructuring & Realignment	16	9	11	11	47
Loss/(Gain) from sale of business	—	2	(2)	—	—
Special Charges	6	1	1	4	12
Adjusted EBITDA	213	254	261	285	1,013
Revenue	1,217	1,317	1,287	1,386	5,207
Adjusted EBITDA Margin	17.5%	19.3%	20.3%	20.6%	19.5%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Water Infrastructure
($ Millions)

2019
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	50	96			146
Interest Expense (Income), net	(1)	1			—
Depreciation	11	12			23
Amortization	4	4			8
EBITDA	64	113			177
Share-based Compensation	1	—			1
Restructuring & Realignment	9	9			18
Adjusted EBITDA	74	122			196
Revenue	482	561			1,043
Adjusted EBITDA Margin	15.4%	21.7%			18.8%

2018
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	47	90	98	117	352
Interest Expense (Income), net	—	(1)	(1)	—	(2)
Depreciation	12	11	12	11	46
Amortization	5	5	5	5	20
EBITDA	64	105	114	133	416
Share-based Compensation	1	—	1	—	2
Restructuring & Realignment	5	5	5	5	20
Adjusted EBITDA	70	110	120	140	440
Revenue	480	546	541	609	2,176
Adjusted EBITDA Margin	14.6%	20.1%	22.2%	23.0%	20.2%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Applied Water
($ Millions)

2019
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	57	62			119
Interest Expense (Income), net	—	—			—
Depreciation	5	5			10
Amortization	1	1			2
EBITDA	63	68			131
Share-based Compensation	1	—			1
Restructuring & Realignment	3	4			7
Adjusted EBITDA	67	72			139
Revenue	379	394			773
Adjusted EBITDA Margin	17.7%	18.3%			18.0%

2018
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	50	61	60	66	237
Interest Expense (Income), net	—	—	—	—	—
Depreciation	5	5	5	5	20
Amortization	—	1	1	—	2
EBITDA	55	67	66	71	259
Share-based Compensation	1	1	—	1	3
Restructuring & Realignment	3	2	2	3	10
Adjusted EBITDA	59	70	68	75	272
Revenue	366	388	378	402	1,534
Adjusted EBITDA Margin	16.1%	18.0%	18.0%	18.7%	17.7%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Measurement & Control Solutions
($ Millions)

2019
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	16	26			42
Interest Expense (Income), net	—	—			—
Depreciation	9	9			18
Amortization	27	26			53
EBITDA	52	61			113
Share-based Compensation	1	2			3
Restructuring & Realignment	8	8			16
Loss/(Gain) from sale of business	(1)	—			(1)
Special Charges	4	—			4
Adjusted EBITDA	64	71			135
Revenue	376	390			766
Adjusted EBITDA Margin	17.0%	18.2%			17.6%

2018
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	33	28	33	23	117
Interest Expense (Income), net	—	—	—	(1)	(1)
Depreciation	8	9	8	10	35
Amortization	29	27	26	27	109
EBITDA	70	64	67	59	260
Share-based Compensation	1	1	1	1	4
Restructuring & Realignment	8	3	4	3	18
Loss/(Gain) from sale of business	—	2	(2)	—	—
Special Charges	2	1	—	2	5
Adjusted EBITDA	81	71	70	65	287
Revenue	371	383	368	375	1,497
Adjusted EBITDA Margin	21.8%	18.5%	19.0%	17.3%	19.2%